Exhibit 99.1

NEWS

One Horizon Group Announces Signing of Exchange Agreement to Acquire Majority Interest in MAHAM

MAHAM is a unique yoga concept attracting celebrities, models and wellness seekers

MAHAM to launch streaming fitness classes on-demand and live from Miami Beach

Acquisition expands social media reach; leverages 123Wish Platform Technology

MIAMI – February 21, 2019 – One Horizon Group, Inc. (NASDAQ: OHGI) today announced that it has entered into an Exchange Agreement with the members of MAHAM LLC, an innovative, technology-driven yoga studio concept (see http://mahamstudio.com/ ), to acquire a majority interest (51%) in MAHAM. The transaction is subject to approval by the majority of the shareholders of One Horizon.

MAHAM yoga offers 60-minute, high-intensity yoga ‘flow’ classes set to upbeat hip-hop and pop music ranging from Biggie Smalls to Justin Bieber. Classes take place in a world-class, infrared and heated facility in the heart of Miami Beach. Featuring a one-of-a-kind video wall, MAHAM implements 3D mapping and visual effects transporting its members from Bali to the Swiss Alps. Attracting top celebrities who make MAHAM a must-stop when passing through Miami, not to mention the many celebrities who live in Miami and frequent the studio along with a trend-setting, wellness-minded crowd, MAHAM is transforming the yoga industry. MAHAM is run by Skylar Hauswirth, the concierge to high-profile celebrities and ultra-high net-worth individuals, who is one of the founders of the highly successful Model Volleyball tournament that has taken over Miami Beach for the past ten years.

“With the hottest studio on Miami Beach, our exclusive Yacht Yoga (see https://pagesix.com/2015/08/28/nina-agdal-practices-yoga-aboard-a-megayacht/ ) and the upcoming launch of our subscription-based streaming service featuring live and on-demand classes with some of the sexiest people in the world, we could not be more excited about our future as a One Horizon company,” commented Skylar Hauswirth, Founder and President of MAHAM. “From inception, our concept has been to bring yoga to the next level and create an experience that is as addictive as it is fun – this is high-intensity yoga that will get you sweaty, sexy and in the best shape of your life. With our video wall and cutting-edge, multi-angle camera system and pulsing music, MAHAM members love our vibe and our streaming service will be like none other. Together with One Horizon, we welcome all to try our inviting form of yoga that is disrupting the industry.”

“MAHAM yoga innovation in combination with our 123Wish Platform technology and streaming media capabilities led by our Chief Technology Officer, Spencer Christopher, who joined us from Apple several months ago and who has been leading the MAHAM technology integration and expansion efforts, places us poised to bring MAHAM yoga from Miami Beach to the world,” said Mark White, Founder and CEO of One Horizon. “We fully expect that the digital engagement from the launch of the streaming platform will be a significant growth driver for the MAHAM business.”

Celebrities who work out at MAHAM include Victoria Secret models Madison Headrick, Toni Garrn and Zuri Tibby (see https://pagesix.com/2018/11/07/victoria-secret-models-sweat-it-out-with-hot-yoga/ ), Sports Illustrated models Nina Agdal and Georgia Gibbs, actor and singer Jamie Foxx, rapper Flo Rida, DJ Diplo, NFL Super Bowl Champion and New England Patriot Rob Gronkowski, and many more.

Safe Harbor Statement

This news release may contain “forward-looking” statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, the uncertainty of consumer demand for the Company’s products, as well as additional risks and uncertainties that are identified and described in the Company’s SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

About One Horizon Group, Inc.

One Horizon Group, Inc. (Nasdaq: OHGI) is a media and digital technology acquisition and software company, which owns Love Media House, a full-service music production, artist representation and digital media business and Horizon Secure Messaging, an Asia-based secure messaging business. OHGI also holds a majority interest in 123Wish, a subscription-based, experience marketplace, as well as majority interest in Browning Productions & Entertainment, Inc., a full-service digital media and television production company.

For more information, see http://www.onehorizoninc.com/

Darrow Associates Contacts for OHGI

Bernie Kilkelly

(516) 236-7007

bkilkelly@darrowir.com

Jordan Darrow

(512) 551-9296

jdarrow@darrowir.com